Execution Version

EXCLUSIVITY & ROYALTY AGREEMENT

This agreement (the "Exclusivity Agreement") is made as of September 15, 2014, (the "Effective Date"), by and between iMedical Innovation Inc. having offices at 7S International Blvd., Suite 300, Toronto, ON, M9W-6L9, CANADA ("IMED") and CardioComm Solutions, Inc., having offices at 259 Yorkland Road, Suite 200, North York Ontario, M2J-OB5, CANADA (“CCS").

WHEREAS:

(a)

CCS is a publicly-traded company that specializes in software for the reading of electro cardiograms (or ECGs). CCS's software solution is currently utilized by Canadian and United States based ECG reading services and healthcare organizations.

(b)

IMed is a company presently engaged in developing and commercializing a wearable, dry-electrode, wireless GSM-enabled ECG Monitor (the "Device").

(c)

The parties entered into a Memorandum of Understanding on May 30th, 2014 (the "MOU") confirming the parties' intent to close a series of transactions (the "Transactions") prior to the end of September, 2014, related to acquiring access to certain CCS software as an essential component of a joint venture between the parties.

(d)

This Exclusivity Agreement was contemplated in the MOU, between the parties.

(e)

Under a separate development and services agreement and related work statements (the "SDA") entered or to be entered into between the parties, CCS will, among other things, develop software (the "Custom Software") to enable use of the Device.

NOW THEREFORE, in consideration of the premises and the mutual agreements herein, and for other good and valuable consideration (the receipt and sufficiency of which are acknowledged by each party), the parties agree as follows.

1.

Recitals True

(a)

The recitals hereto are true and correct and constitute an integral part of this Exclusivity Agreement.

(b)

For purposes of this Exclusivity Agreement, the term "organization" shall be broadly interpreted and includes an individual, body corporate, firm, partnership, joint venture, trust, association, unincorporated organization, any governmental authority or any other entity recognized by law.

2.

Grant of Exclusivity

During the Term of this Exclusivity Agreement, CCS will not, directly or through an affiliate (as defined below), assume, undertake, assist in the development, marketing or commercialization of, as an owner or otherwise; or howsoever be engaged in respect of, whether or not for profit, in any other software development work related to:

(a)

enabling another organization's mobile cardiac telemetry ("MCT") device capable of meeting the American CPT code billing requirements, except where CCS has a pre-existing relationship with such organization prior to the effective date this Exclusivity Agreement in which event CCS shall, pursuant to the exception for pre-existing relationships, be free to continue its work with the following companies (the "Pre-Existing Companies") in respect of existing MCT solutions:

(i)

Intricon Corporation

(ii)

Vita phone;

(iii)

TZ Medical Inc.

(b)

enabling another organization's device that would be designed as a wearable, dry-electrode, wireless, GSM-enabled ECG monitoring device or an MCT device (other than pursuant to pre-existing relationships with the Pre-Existing Companies).

For the purposes of this Exclusivity Agreement "MCT" means a service eligible to be reimbursed under the USA CPT and Medicare billing codes noted below, or as same may be amended, enlarged or modified in the future including for billing codes that offer the same services as are noted below:

Code 93228 defined as: External mobile cardiovascular telemetry with electrocardiographic recording, concurrent computerized real time data analysis and greater than 24 hours of accessible ECG data storage (retrievable with query) with ECG triggered and patient selected events transmitted to a remote attended surveillance center for up to 30 days; physician review and interpretation with report; and,

Code 93229 defined as: External mobile cardiovascular telemetry with electrocardiographic recording, concurrent computerized real time data analysis and greater than 24 hours of accessible ECG data storage (retrievable with query).

For purposes of this Exclusivity Agreement, "affiliate” means legal entities that a party controls, is controlled by, or is under common control with, where "control" means the direct or indirect ownership of at least fifty percent (50%) of the outstanding equity of such entity.

3.

During the Term of Exclusivity

(a)

IMED shall allow CCS the right of first refusal for any ECG-based software development work IMED may outsource where CCS's quote for such work does not exceed any competitive and arms-length quotes secured by IMED by more than ten percent (10%) with a comparable timeframe for completion; CCS shall respond with its bid for potential work within a reasonable amount of time of receiving the bid or work specifications from IMED; and

(b)

IMED shall allow CCS to engage in MCT software development with companies in addition to the Pre-Existing Companies provided this is done with IMED's prior written consent, which consent may be withheld if the applicable company has or intends to develop a device in competition with the Device.

4.

Term for Exclusivity

(a)

This Agreement, and the grant of exclusivity herein contained, shall be ongoing for an indefinite term (including for the development phase of the Custom software pursuant to the SDA and thereafter} unless and until terminated in accordance with the provisions hereof (the "Term").

(b)

The term of Exclusivity will be effective upon execution of this Exclusivity Agreement.

(c)

Neither party may terminate this Exclusivity Agreement at any time, for convenience or without cause; provided, however, that if, in IMed’s sole discretion, it has failed, by close of business October 17, 2014 (the "Conditional Period"), to raise adequate financing to fund the Transactions, either party shall at their option be entitled to terminate this Exclusivity Agreement by notice in writing to the other party, such notice to be delivered no later than close of business October 20, 2014.

(d)

CCS shall be entitled to terminate this Exclusivity Agreement and its exclusivity obligations hereunder upon written notice to IMED which notice shall detail the complained of default or breach by IMED and then if, and only if:

(i)

IMed fails to remain current, defined as not more than sixty (60) days late, in their payment of Minimum Royalty Fees or the Advance Royalty to CardioComm; or

(ii)

IMED is in default of its payment obligations pursuant to the operating budget described in the MOU and memorialized in the SDA, and as a result of such payment default CCS has duly terminated the SDA in accordance with its terms; or

(iii)

IMED is no longer operating as a going concern, the failure of IMED to comply with the following minimum standards being the test for whether or not it is so operating:

a.

it is paying taxes, when due, save where such taxes are being contested in good faith by IMED or save where such failure to pay such a tax will not have material adverse consequences to the business, operations or financial state of IMED; and

b.

it is not in bankruptcy.

(e)

Upon termination of this Exclusivity Agreement where IMed is the sole party responsible for termination, IMed warrants that it shall provide payment of any funds due to CCS hereunder to and including the date of termination within thirty (30) days.

5.

Royalty Payments

(a)

IMed agrees to pay CCS a non-refundable royalty advance equal to two hundred and fifty thousand US dollars ($250,000 USD) (the "Royalty Advance") within the Conditional Period. For payment of the Royalty Advance, CCS hereby provides IMed with the exclusivity protection set out herein during the development phase of the Custom Software and prior to IMed commercialization of the Device and Custom Software.

(b)

IMed agrees to pay CCS, in consideration of its continuing grant of exclusivity herein, following completion of the Custom Software development and IMed receipt of FDA 510K clearance for the Device ("Delivery") an ECG royalty fee ("ECG Royalty Fee") equal to a twenty US dollars ($20) ECG cardio-scan fee, payable on a per patient and an "as collected" basis, for ECGs managed through the use of the Custom Software or Custom Software derivative products provided that:

(i)

IMed shall pay an annual minimum cumulative ECG Royalty Fee of seventy five thousand US dollars ($75,000 US) in respect of the first year following the date of FDA 510K clearance of the Custom Software; and

(ii)

IMed shall pay an annual minimum cumulative ECG Royalty Fee (the "Minimum Royalty Fees") of one hundred and fifty thousand US dollars ($150,000 US) per year thereafter.

(iii)

During the Term of this Exclusivity Agreement, IMed agrees to cooperate with CCS to verify the number of ECGs and patients managed by IMed through the use of the Custom Software, and the collection by IMed of fees due it from each ECG managed through the use of the Custom Software or Custom Software derivative products. The parties agree CCS shall be permitted the rights to audit IMed's records relevant to the determination of the ECG Royalty Fee, at CCS's expense, during normal business hours, not more often than 2 times in any calendar year (unless an audit exposes a discrepancy of greater than 5% against the interest of CCS in which event CCS shall be entitled to an additional audit during such calendar year or the next following calendar year) and with no less than 2 business days advanced written working notice. Any finally agreed discrepancy in the payment of the ECG Royalty Fee greater than five percent

(5%) in ECG Royalty Fees due versus paid to CCS shall be paid forthwith to CCS with a twenty five percent (25%) premium added.

(c)

The Royalty Advance shall apply as a credit towards ECG Royalty Fees until such time as all such royalty fees in aggregate exceed the amount of the Royalty Advance, in which case further payment in respect of ECG Royalty Fees will be due. All payments of the Minimum Royalty Fees shall be in equal quarterly installments, payable within 30 days of the start of each quarter in respect of the quarter just concluded, without need for an invoice or other documentation, as the payment amounts are set. All payments of ECG Royalty Fees, if any, above the Minimum Royalty Fee shall be paid in full within sixty (60) days of the end of the fiscal year in respect of which they are due, and shall be accompanied by a statement from IMed clearly explaining how such additional ECG Royalty Fees were calculated.

(d)

For greater certainty, the obligation of IMed to make payments of the ECG Royalty Fee, including of Minimum Royalty Fees, shall cease as at and from the date CCS terminates this Exclusivity Agreement.

6.

General

(a)

Neither party may assign this Exclusivity Agreement or delegate any of its rights or duties hereunder without the prior written approval of the other party, such approval not to be unreasonably withheld. Any attempted assignment or transfer, whether voluntary or by operation of law, made in contravention of the terms hereof shall be void and of no force and effect. Except as otherwise provided herein, this Exclusivity Agreement shall inure to the benefit of, and shall be binding upon, the parties and permitted successors and assigns.

(b)

IMed acknowledges that CCS, as a Canadian publically traded company, is required to disclose certain aspects of its material business transactions through regulatory filing and press releases. This Exclusivity Agreement will meet the criteria of being a material business transaction. CCS shall not use IMed's name or logo or any adaptation thereof, for any advertising, trade or other purpose without IMed's prior written consent, which consent may be granted or withheld at IMed sole and reasonable discretion. CCS shall not give interviews to the media or publish any articles both in connection with the Services performed hereunder or in connection with activities of IMed, unless CCS has obtained the prior written approval for such interview and/or publication from IMed, such approval not to be reasonably withheld. IMed will assist CCS in preparation of press releases to confirm execution of this Exclusivity Agreement and receipt of funding.

(c)

Nothing in this Exclusivity Agreement shall in any way be construed to constitute CCS the agent, employee or representative of IMed.  CCS acknowledges that in performing its obligations under this Exclusivity Agreement it is an independent contractor, without any authority or right to act in the name of IMed except as expressly provided herein. CCS shall have no authority to conclude contracts for, on behalf of, or in the name of IMed, or otherwise to bind IMed to any legal obligation or undertaking, or to represent to any third parties that it has such authority, or purport to attempt to exercise any such authority in violation of this Exclusivity Agreement. Neither CCS nor employees (including third parties) of CCS shall be entitled to any benefits provided by IMed to its employees.

(d)

All notices provided in connection with this Exclusivity Agreement shall be in writing and shall be delivered by Federal Express or other reputable courier service or by mail, postage prepaid, certified or registered, return receipt requested. Each notice shall be addressed to the party at the address set forth below or at such other address as a party shall provide by notice to the other party. Notice shall be deemed effective upon receipt. A party can change its address for notice by notice to the other party in accordance with the provisions hereof.

If to IMed:

iMedical Innovations Inc.

75 International Blvd., Suite 300

Toronto, ON,

M9W-6L9, CANADA

Attention: Waqaas Siddiqui, CEO

If to CCS·

CardioComm Solutions, Inc.

259 Yorkland Road, Suite 200

North York, Ontario, M2J OB5

Attention: Etienne Grima, CEO

(e)

This Exclusivity Agreement is made under and shall be governed by and construed in accordance with the laws of the Province of Ontario, and the federal laws of Canada applicable therein.

(f)

This Exclusivity Agreement may be executed in counterparts, each of which will be deemed an original, but all of which will constitute one and the same instrument. Any facsimile copy of a signed counterpart shall be treated the same as a signed original.

(g)

No waiver shall be effective unless it is in writing, signed by the party against which the waiver is claimed. The failure of either party to require performance under any provision of this Exclusivity Agreement shall in no way affect the right of such party to require full performance at any subsequent time, nor shall the waiver by either party of a breach of any provision of this Exclusivity Agreement constitute a waiver of any succeeding breach of the same or any other provision.

(h)

This Exclusivity Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof, and supersedes all prior representations, negotiations, writings, memoranda and agreements, either oral or written, with respect thereto, including the MOU to the extent it addresses matters dealt with herein.

(i)

No modification, variation, supplement or amendment of this Exclusivity Agreement shall be of any force unless it is in writing and has been signed by both of the parties.

(j)

The parties shall execute such documents and take such further actions as may be reasonably necessary or desirable from time to time to fully implement the purposes and intents of this Exclusivity Agreement.

(k)

Titles of sections and subsections are for convenience only and neither limits nor amplify the provisions of this Exclusivity Agreement.

(l)

If anyone or more provisions of this Exclusivity Agreement shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby. The parties agree to negotiate in good faith, in order to replace the invalid provisions with valid provisions that conform as closely as possible to the economic and commercial intent of the invalid provisions.

(m)

Neither party shall be liable to the other for delays or failures in performance under this Exclusivity Agreement due to acts of God, governmental authority or public enemy, fire, flood, strike, labor disturbance, epidemic, war, riot, civil disturbance, power failure, embargo, shortages in materials, components or services, boycotts, transportation delays or any other cause beyond the control of the party claiming force majeure and occurring without such party's fault or negligence.

(n)

Nothing in this Exclusivity Agreement shall give rise to any rights in any person or entity that is not a party hereto.

(o)

Any provisions of this Exclusivity Agreement which by their nature are intended to survive expiration or termination hereof, shall survive expiration or termination of this Exclusivity Agreement.

(p)

This Exclusivity Agreement and the obligations of the parties hereunder shall be subject to review of this Exclusivity Agreement by the TSX Venture Exchange.

IN WITNESS WHEREOF, the parties have executed this Exclusivity Agreement as of the date first above written.

iMedical Innovation Inc.

CardioComm Solutions, Inc.

By: /s/ Waqaas Siddiqui

By: /s/ Mr. Etienne Grima

Name:

Waqaas Siddiqui

Name:

Mr. Etienne Grima

Title:

Chief Executive Officer

Title:

Chief Executive Officer